Exhibit 2.1
January 6, 2009
Johnson & Johnson
Maple Merger Sub, Inc.
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
Attention: Office of the General Counsel
Ladies and Gentlemen:
     Reference is made to the Agreement and Plan of Merger dated as of December 1, 2008 (the “Merger Agreement”), by and among Johnson & Johnson, a New Jersey corporation (“Parent”), Maple Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Mentor Corporation, a Minnesota corporation (the “Company”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.
     As the parties to the Merger Agreement are aware, the Offer, which was commenced on December 12, 2008, is scheduled to expire at 12:00 midnight, New York City time, on January 12, 2009. The Company hereby acknowledges and agrees to the extension of the Offer until 5:00 pm, New York City time, on January 16, 2009. Except as expressly set forth herein, the terms and conditions of the Merger Agreement (including, for the avoidance of doubt, the rights and obligations of Parent and Merger Sub to further extend the Offer as provided in the Merger Agreement) shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof and until the Offer may be further extended pursuant to the terms of the Merger Agreement, any reference in the Merger Agreement to the “Expiration Date” shall mean the Expiration Date as hereby extended.

Very truly yours, MENTOR CORPORATION,
by	/s/ Joseph A. Newcomb
	Name:	Joseph A. Newcomb
	Title:	Vice President

Johnson & Johnson
January 6, 2009

Accepted and agreed to as of
the date first written above:
JOHNSON & JOHNSON,

by	/s/ Allen Y. Kim

Name: Allen Y. Kim Title: Attorney-in-Fact
MAPLE MERGER SUB, INC.,

by	/s/ Richard D. Gooding

Name: Richard D. Gooding Title: Vice President
Copy to:
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention: Robert I. Townsend, III, Esq.
                  Damien R. Zoubek, Esq.

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